UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2005

Orchid BioSciences, Inc.

(Exact name of the registrant as specified in its charter)

Delaware	000-30267	22-3392819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4390 US Route One, Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 750-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 8, 2005, at the Registrant’s Annual Meeting of Stockholders, the stockholders of the Registrant approved the Orchid BioSciences, Inc. Amended and Restated 2005 Stock Plan (the “Stock Plan”). The Stock Plan amends and restates in its entirety the 2000 Employee, Director and Consultant Stock Plan. The Stock Plan authorizes the grant of up to 1,706,130 shares plus the number of additional shares as described in the Stock Plan, for the issuance of incentive stock options, nonqualified stock options, stock grants and other stock-based awards to employees, directors and consultants of the Company. A copy of the Stock Plan is furnished pursuant to this Item 1.01 as Exhibit 99.1 to this Current Report on Form 8-K.

On June 8, 2005, the Board of Directors of the Registrant approved the form of Non-Qualified Stock Option Agreement and form of Incentive Stock Option Agreement for grants under the Stock Plan. A copy of the form of Non-Qualified Stock Option Agreement is furnished pursuant to this Item 1.01 as Exhibit 99.2 to this Current Report on Form 8-K, and a copy of the form of Incentive Stock Option Agreement is furnished pursuant to this Item 1.01 as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1	The Amended and Restated 2005 Stock Plan

Exhibit 99.2	Form of Non-Qualified Stock Option Agreement

Exhibit 99.3	Form of Incentive Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

Date: June 14, 2005	By:	/s/ Paul J. Kelly
	Name:	Paul J. Kelly
	Title:	President and CEO